UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2003

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

395 Page Mill Road, Palo Alto, California 94306

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 752-5000

(Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

     On July 16, 2003, Agilent Technologies Inc. announced the appointment of Robert L. Joss to its board of directors. Joss is the dean of the Graduate School of Business at Stanford University, a position he has held since 1999. Prior to joining Stanford, Joss was chief executive officer and managing director of Westpac Banking Corporation, Australia’s second largest bank.

     Joss spent much of his career with San Francisco-based Wells Fargo Bank, where he held a succession of posts as senior vice president, executive vice president and vice chairman, and was responsible for a variety of areas that included strategy, economics, international, private banking, investment management and government relations.

     Joss, 62, earned his MBA and Ph.D at Stanford University. He holds a B.A. in economics from the University of Washington.

     Current Agilent board members include Dr. David M. Lawrence, independent lead director, and chairman emeritus, Kaiser Foundation Hospitals; Heidi Kunz, former executive vice president and chief financial officer, Gap Inc.; Robert Herbold, retired executive vice president, Microsoft Corporation; A. Barry Rand, chairman and CEO, Equitant; James Cullen, former president and chief operating officer, Bell Atlantic; Koh Boon Hwee, chairman, Singapore Airlines, and Walter B. Hewlett, independent software developer.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

By:	/s/ Marie Oh Huber

Name: Title:	Marie Oh Huber Vice President, Assistant Secretary and Assistant General Counsel

Date: July 17, 2003